UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SOY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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SOY ENERGY, LLC
4172 19th Street SW
Mason City, IA 50401

NOTICE OF 2012 ANNUAL MEETING OF MEMBERS
TO BE HELD ON THURSDAY, JUNE 21, 2012

To our Members:

The 2012 Annual Meeting of Members (the "2012 Annual Meeting") of Soy Energy, LLC (the "Company") will be held on Thursday, June 21, 2012, at the MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the 2012 Annual Meeting will begin at 6:00 p.m. local time. The 2012 Annual Meeting will commence at approximately 7:00 p.m. local time. The Company's Board of Directors (the "Board") encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL
MEETING TO BE HELD ON THURSDAY, JUNE 21, 2012:

•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

•	The proxy statement, proxy card and annual report to members are available at www.soyenergyllc, under the tab "SEC Compliance"; and

•
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (641) 421-7590 or by written request to Soy Energy, LLC, 4172 19th Street SW, Mason City, IA 50401, by e-mail at soyenergy@soyenergyllc.com, or on our website at www.soyenergyllc.com on or before June 4, 2012, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect two (2) directors to the Board; and (2) Transact such other business as may properly come before the 2012 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on April 25, 2012 are entitled to notice of the 2012 Annual Meeting and to vote at the 2012 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Wednesday, June 20, 2012.

All members are cordially invited to attend the 2012 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at www.soyenergyllc.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card at the meeting and vote in person, you may do so by giving notice to our Chairman, Chuck Sand, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (641) 421-7591 or mail it to the Company at 4172 19th Street SW, Mason City, IA 50401. If you need directions to the meeting, please contact the Company using the information listed above.

By order of the Board of Directors,

/s/ Chuck Sand
Chairman of the Board

Marcus, Iowa
April 30, 2012

SOY ENERGY, LLC
4172 19th Street SW
Mason City, IA 50401
(641) 421-7590

Proxy Statement for the
2012 Annual Meeting To Be Held
Thursday June 21, 2012
7:00 p.m. Local Time

The Board of Directors (the "Board") of Soy Energy, LLC (the "Company") hereby solicits your proxy in the form of the enclosed proxy card for use at the 2012 annual meeting of the members of the Company to be held on June 21, 2012 (the "2012 Annual Meeting"), and at any adjournment or postponement thereof. The 2012 Annual Meeting will be held at the MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the meeting will begin at 6:00 p.m. local time. The 2012 Annual Meeting will commence at approximately 7:00 p.m. local time. This solicitation is being made according to the SEC's Internet availability of proxy materials rules, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about April 30, 2012, at which time the proxy statement and proxy card will be available for printing and viewing at the Company's website (www.soyenergyllc.com).

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The Company is soliciting your proxy to vote at the 2012 Annual Meeting because you were a member of the Company at the close of business on April 25, 2012, the record date, and are entitled to vote at the 2012 Annual Meeting.

Q:	When and where is the 2012 Annual Meeting?

A:
The 2012 Annual Meeting will be held on June 21, 2012 at the MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the meeting will begin at 6:00 p.m. local time. The 2012 Annual Meeting will commence at approximately 7:00 p.m. local time.

Q:	What am I voting on?

A:
At the 2012 Annual Meeting, members will be asked to vote on the election of two (2) directors. The nominees are Mr. Daryl Haack and Mr. Chuck Getting. The Board recommends a vote FOR the incumbents, Mr. Haack and Mr. Getting.

Q:	How many votes do I have?

A:
On any matter which may properly come before the 2012 Annual Meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on April 25, 2012.

Q:	Do I have dissenters' rights?

A:
Pursuant to Section 6.15 of the Company's Amended and Restated Operating Agreement (the "Operating Agreement"), members have no dissenters' rights. Dissenters' rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company.

Q:	What is the voting requirement to elect directors and what is the effect of a withhold vote?

A:
In the election of directors, the two nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the director election, because directors are elected by plurality vote, withheld votes will not be counted either for or against any nominee. Withheld votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	How many membership units are outstanding?

A:	At the close of business on April 25, 2012, the Company had 33,018 outstanding membership units. This means that there may be 33,018 votes on any matter.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2012 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy Card. You may cast your votes by executing a proxy card for the 2012 Annual Meeting and submitting it to the Company prior to the 2012 Annual Meeting. Completed proxy cards must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, June 20, 2012 in order to be valid. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card for the 2012 Annual Meeting. After you have marked your choices, please sign and date the proxy card and return it to the Company, either by mail to Soy Energy, 4172 19th Street SW, Mason City, IA 50401, or fax it to the Company at (641) 421-7591. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the incumbents Mr. Haack and Mr. Getting.

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In person at the 2012. All members of record as of April 25, 2012 may vote in person at the 2012 Annual Meeting. If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted at the 2012 Annual Meeting.

Q:	What can I do if I change my mind after I vote my membership units?

A:	You may revoke your proxy by:

•	Voting in person at the 2012 Annual Meeting;

•
Giving personal or written notice of the revocation to Chuck Sand, our Chairman, which is received at the Company's offices at 4172 19th Street SW, Mason City, IA 50401 by 5:00 p.m. local time on June 20, 2012; or

•	Giving personal or written notice of the revocation to our Chairman, Chuck Sand, at the commencement of the 2012 Annual Meeting.

Q:	What happens if I mark too many or too few boxes on the proxy card?

A:
If you do not mark any choices for directors on the proxy card, then your votes will be deemed a vote FOR the incumbents Mr. Haack and Mr. Getting. If you mark fewer than two (2) choices for directors, the proxies will vote your units ONLY for the person you mark as your choice. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate, your votes will not be counted with respect to the director candidate for whom you marked contradicting choices.

If you attend the 2012 Annual Meeting or submit a proxy card, your membership units will be included in the determination of whether a quorum is present, even if you abstain from voting. If you do not submit a proxy card or attend the 2012 Annual Meeting, your membership units will NOT be counted as present at the 2012 Annual Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2012 Annual Meeting?

A:	All Members as of the close of business on the record date, which is April 25, 2012, may attend the 2012 Annual Meeting.

Q:	What is the record date for the 2012 Annual Meeting?

A:	April 25, 2012.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspectors of election appointed for the 2012 Annual Meeting, which will be Carol Reuter, Darrell Downs, and Steve Nath. The Company's Secretary, Doug Lansink, will supervise the process. In addition, a representative from the Company's independent auditor will be present to oversee the vote count.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of members representing at least 25% of the Company's units is required to constitute a quorum to hold the meeting. Because on April 25, 2012 the Company had 33,018 membership units issued and outstanding, the presence of 8,255 membership units at the 2012 Annual Meeting will constitute a quorum. If you submit a proxy or attend the 2012 Annual Meeting and vote in person, then your membership units will be counted in determining whether a quorum is present at the 2012 Annual Meeting.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at the 2013 meeting of the Company's Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained below. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2013 Annual Meeting?

A:
In order to be considered for inclusion in our 2013 proxy statement, member proposals must be submitted in writing to the Company by December 31, 2012 (120 days prior to the one year anniversary of the date of the mailing of the notice of electronic availability of this proxy statement). The Company suggests that proposals for the 2013 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2013 of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than March 18, 2013 (45 days prior to the one year anniversary of the mailing of the notice of electronic availability of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2013 annual meeting by March 18, 2013 then the proxies appointed by the Company may vote on any such proposal in their discretion. In addition, if the Company has received notice of a member proposal intended to be submitted to the 2013 by March 18, 2013, then the proxies appointed by the Company may vote on any such proposal in their discretion, but only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Q:	How do I nominate a candidate for election as a director at next year's Annual Meeting?

A:
Three director seats will stand for election at the 2013 annal meeting. Nominations for director seats are made by the Board. In addition, a member may nominate a candidate for director by following the procedures explained in this proxy statement below and Section 5.3 of the Operating Agreement. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but no more than 90 days, prior to the annual meeting, which notice period would be approximately March 25, 2013 to April 22, 2013.

PROPOSAL ONE
Election of Directors

Eight elected directors comprise the Board. The Board recently voted to eliminate one of the director positions that was scheduled to stand for election at the 2012 Annual Meeting. The Board has the power to change the size of the Board between five and eleven seats pursuant to the Operating Agreement. The directors are currently divided into three classes. Two directors are to be elected by the members at the 2012 Annual Meeting and the terms of the remaining elected directors expire in either 2013 or 2014. Below is a chart showing when each elected director's term expires.

Year of Annual Meeting	Director Whose Term Expires
2012	Daryl Haack
Chuck Getting
2013	Doug Lansink
Chuck Sand
Ron Wetherell
2014	Dallas Thompson
Dave Langel
Darrell Downs

The Company has nominated Daryl Haack and Chuck Getting as nominees for election at the 2012 Annual Meeting. Mr. Haack and Mr. Getting have served on the Board since the Company's inception.

The following table contains certain information with respect to the nominees for election to the Board at the 2012 Annual Meeting:

Name and Principal Occupation	Age	Year First Became A Director	Term Expires
Daryl Haack, Farmer	68	2005	2012
Chuck Getting, Farmer	61	2005	2012

Required Vote and Board Recommendation

Each member will receive a total of two votes for each unit the member owns. As indicated on the proxy card, if you do not mark any choices for directors on the proxy card, then your votes will be cast FOR the Company's incumbent nominees, Mr. Haack and Mr. Getting. Withheld votes for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected. If you mark fewer than two choices on the proxy card, the proxies will vote your units ONLY for the nominee you have selected. If you mark contradicting choices on the proxy card, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee for whom you have marked contradicting choices. If any nominee should withdraw or otherwise become unavailable, which is not expected, such nominee's votes will be disregarded in determining which nominees received the greatest number of votes. Members who neither submit a proxy card nor attend the meeting will not be counted as either a vote for or against any nominee in the election of directors. Anyone who submits a signed proxy card will be treated as present at the meeting for purposes of determining a quorum.

Biographical Information About Nominees

Charles Getting, Director and Nominee, Age 61. For the past 28 years, Mr. Getting has owned and operated a grain and livestock farm near Sanborn and Sheldon, Iowa. Prior to returning home to farm, Mr. Getting was employed in sales and marketing by Wilson & Company in Minneapolis, Minnesota. Mr. Getting has served as a member of the board of directors and officer of Ritter Farmers Elevator Co., and as a board member and president of Farmer Coop Oil Company. Mr. Getting has been a past president and board member of O'Brien County Funeral Association which owns funeral homes in Sanborn, Iowa and Hartley, Iowa. Mr. Getting is currently a director of the Sanborn Savings Bank. Mr. Getting has served on the Board since February 24, 2006. Mr. Getting's term of office expires at the Company's 2012 Annual Meeting. The Company has determined that Mr. Getting is qualified for service on the Board because of his extensive experience in the agricultural industry through his own farming operation and his service on numerous boards.

Daryl Haack, Director and Nominee, Age 68. For the past 40 years, Mr. Haack has farmed approximately 900 crop acres in O'Brien County generally dedicated to corn and soybeans. In addition, Mr. Haack is one of 18 shareholders in a swine-finishing corporation and serves as the corporation's board chairman. The swine-finishing corporation is not a publicly reporting company. He is a nine year member of the Iowa Corn Promotion Board and is a six year member of the National Corn Grower Association. Mr. Haack sits on the board of directors and is past president of Little Sioux Corn Processors, LLC, formerly a publicly reporting company, is a director and president of D & A Haack Farms, Inc. and sits on the board of directors of Grandpa Pork, a private company. Mr. Haack has served on the Board since February 24, 2006. Mr. Haack's term of office expires at the Company's 2012 Annual Meeting. The Company has determined that Mr. Haack is qualified for service on the Board because of his experience with the National Corn Grower Association and his leadership in the renewable fuels industry.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MR. HAACK AND MR. GETTING.

Biographical Information About Non-Nominee Directors

Charles Sand, Chairman, Director and Chief Executive Officer, Age 70. Since 1961, Mr. Sand has been involved in his family's grain, feed, seed and agronomy business. Mr. Sand is the current chairman of Sand Seed Service, Inc. and Iowa Fertilizer Sales, Inc. Mr. Sand is past president of the Iowa Grain & Feed Association, the Iowa Seed Association and the Northern Seedsmen Association. He currently serves on the board of directors for West Iowa Banc Corp., a private company and as the president of Production Acres, Inc. Mr. Sand has served as our Chairman, Chief Executive Officer and a director since February 24, 2006. Mr. Sand's term of office expires at the Company's 2013 annual meeting. Mr. Sand is the first cousin of Mr. Ron Wetherell, who sits on the Board and is our Vice Chairman. The Company has determined that Mr. Sand is qualified for service on the Board because of his extensive experience in the grain elevator and seed business and his general business knowledge.

Ron Wetherell, Vice Chairman and Director, Age 67. For over 40 years, Mr. Wetherell has been the owner and operator of Wetherell Manufacturing Company, a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies located in Cleghorn, Iowa. In addition, Mr. Wetherell is the owner of Wetherell Cable TV, a business located in Cleghorn, Iowa that services six cable television systems in northwest Iowa. Mr. Wetherell is the current chairman of the board of Little Sioux Corn Processors, LLC located in Marcus, Iowa, formerly a publicly reporting company, and is on the board of directors of Siouxland Ethanol, LLC located in Jackson, Nebraska. Mr. Wetherell has served as our Vice Chairman and a director since February 24, 2006. Mr. Wetherell's term of office expires at the Company's 2013 annual meeting. The Company has determined that Mr. Wetherell is qualified for service on the Board because of his experience serving on the boards of ethanol plants and his management skills obtained from owning his own manufacturing business.

Doug Lansink, Secretary and Director, Age 54. For the past 30 years, Mr. Lansink has operated a livestock and grain farm in Ida County, Iowa. Mr. Lansink also is a director of Little Sioux Corn Processors, LLC located in Marcus, Iowa, formerly a publicly reporting company. Mr. Lansink has served as our Secretary and a director since February 24, 2006. Mr. Lansink's term of office expires at the Company's 2013 annual meeting. The Company has determined that Mr. Lansink is qualified for service on the Board because of his extensive experience serving on the boards of ethanol plants and his business experience acquired from owning his own farming and trucking businesses.

Dallas Thompson, Treasurer, Director and Chief Financial Officer, Age 31. Mr. Thompson graduated in 2003 from Iowa State University with a degree in Agricultural Studies. As a student, Mr. Thompson attended the New Century Farms Program with young farmers from across the nation. Upon graduation, Mr. Thompson returned to his family farm near Kingsley, Iowa, where he raises corn, soybeans and hogs. Mr. Thompson sits on the board of Plymouth County Farm Bureau, a private company. Mr. Thompson has served as a director since February 24, 2006 and as our Treasurer and Chief Financial Officer since July 14, 2006. Mr. Thompson's term of office expires at the Company's 2014 annual meeting. The Company has determined that Mr. Thompson is qualified for service on the Board because of his educational background in Agricultural Studies and his experience with his family farming and livestock operations.

Darrell Downs, Director, Age 74. Prior to his retirement in 1994, Mr. Downs was employed by Moorman Manufacturing Company for 38 years. Mr. Downs has served as the mayor of Marcus, Iowa for the past twelve years. Mr. Downs also received the Iowa Volunteer Award in 2003. Mr. Downs sits on the board of directors of Little Sioux Corn Processors, LLC, formerly a publicly reporting company, and on the board of directors of Siouxland Ethanol, LLC in Jackson, Nebraska. Mr. Downs owns and leases farmland in northwest Iowa. Mr. Downs has served as a director since February 24, 2006. Mr. Downs's term of office expires at the Company's 2014 annual meeting. The Company has determined that Mr. Downs is qualified for service on the Board because of his experience serving on the boards of ethanol plants, his extensive contacts within the community and his public service and leadership experience as mayor.

Dave Langel, Director, Age 58. Mr. Langel has been a full time grain farmer in LeMars, Iowa since 1975. In addition, Mr. Langel is a former director of Life Skills Training Center in Le Mars, Iowa. Mr. Langel has served as a director since February 24, 2006. Mr. Langel's term of office expires at the Company's 2014 annual meeting. The Company has determined that Mr. Langel is qualified for service on the Board because of his extensive experience with his large farming operation and his management abilities from his work with his business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

No person or entity, including our officers and directors, currently beneficially owns more than 5% of our membership units.

SECURITY OWNERSHIP OF MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. Each of our directors, nominees, and executive officers can be contacted at the Company's address, Soy Energy, LLC, 4172 19th Street SW, Mason City, IA 50401. As of February 28, 2012, members of the Board, executive officers and director nominees own membership units as follows:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Units	Charles Sand (1)	690	2.09%
Units	Ron Wetherell (2)	120	*
Units	Doug Lansink (3)	80	*
Units	Dallas Thompson	91	*
Units	Darrell Downs (4)	75	*
Units	Robert Engel	25	*
Units	Charles Getting (5)	91	*
Units	Daryl Haack (6)	80	*
Units	Dave Langel (7)	111	*
	Total:	1,363	4.13%
(*) Indicates that the membership units owned represent less than 1% of the outstanding units.
(1) Charles Sand is the sole owner of 240 membership units. In addition, Charles Sand is the CEO, director, and 12.7% owner of Sand Seed Service, Inc. which owns an additional 450 shares.
(2) Ronald Wetherell's units are held jointly with his spouse, Sandra Wetherell.
(3) Doug Lansink's units are held jointly with his spouse, Teresa Lansink.
(4) Darrell Downs's units are held jointly with his spouse, Doris Downs.
(5) Charles Getting's units are held jointly with his spouse, Joanne Getting.
(6) Daryl Haack's units are held in the name of the Daryl J. Haack Revocable Trust. Mr. Haack beneficially owns 20 units which are owned by the Alyda C. Haack Revocable Trust, of which Mr. Haack's wife is the grantor.
(7) Dave Langel beneficially owns 86 units held in the name of City Farms, Inc. of which Dave Langel is a joint owner with his wife Paula Langel. Dave Langel holds 25 units jointly with his spouse, Paula Langel.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board generally meets once per month. The Board held twenty-one regularly scheduled and special meetings during the fiscal year ended October 31, 2011. All of the directors, except Steven Leavitt, attended at least 75% of the meetings of the Board during the fiscal year ended October 31, 2011.

The Board does not have a formal process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board may do so by contacting a director via our website, fax, phone or in writing. The names of our directors are listed on our website at www.soyenergyllc.com.

The Board does not have a policy with regard to directors' attendance at annual meetings. However, the Board does not feel this is necessary given the history of 100% attendance by our directors at annual meetings. At the Company's 2011 annual meeting, all directors were in attendance except Steven Leavitt and Daryl Haack.

Director Independence

During our fiscal year ended October 31, 2011, each of our directors and director nominees were independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Charles Sand and Dallas Thompson because they are executive officers of the Company. In evaluating the independence of our directors, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company's principal executive officer is the Chairman of the Board. The Company believes this is reasonable due to the fact that the Company only recently started-up operations and commenced producing biodiesel. The Company has not designated a lead disinterested director and the Company believes that each of its directors are involved in evaluating decisions made by the Company and as disinterested directors. In addition, the Board administers its oversight functions by continually reviewing the operations of the Company and analyzing the risks it faces.

Code of Ethics

The Board has not adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications.

Audit Committee

The Board appointed Daryl Haack (chairperson), Robert Engel, Doug Lansink and Dallas Thompson to the audit committee. The audit committee does not operate under a charter. The audit committee held four meetings during the Company's 2011 fiscal year and each of the committee members attended at least 75% of the audit committee meetings. The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Daryl Haack, Doug Lansink and Robert Engel are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2) and the more stringent requirement for audit committee members under NASDAQ Rule 5605(c)(2). Dallas Thompson is not independent under this definition because he is an executive officer of the Company. We do not have an audit committee financial expert serving on our audit committee because no member of the Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K and the Board has not yet created a new director position expressly for this purpose. The Board intends to consider such qualifications in future nominations to the Board and appointments to the audit committee.

Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any such document.

The audit committee (the "Committee") reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. Generally Accepted Accounting Principles. The Committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2011. The committee has discussed with Boulay, Heutmaker, Zibell & Co. (BHZ), its independent registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter to management from BHZ as required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence. The Committee has considered whether the provision of services by BHZ not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Annual Report on Form 10-K are compatible with maintaining BHZ's independence.

Based on the reviews and discussions referred to above, the Committee determined that the audited financial statements referred to above be included in the Form 10-K accompanying this proxy statement for the fiscal year ended October 31, 2011.

Audit Committee
Daryl Haack, Chair
Robert Engel
Doug Lansink
Dallas Thompson

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. (BHZ) as independent registered public accountants for the fiscal year ended October 31, 2012. A representative of BHZ is expected to be present at the 2012 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (BHZ) to the Company for the fiscal years ended October 31, 2010 and October 31, 2011 are as follows:

Category	Year	Fees
Audit Fees	2011	$74,540
	2010	60,237
Audit-Related Fees	2011	13,448
	2010	—
Tax Fees	2011	—
	2010	—
All Other Fees	2011	—
	2010	—

Audit-Related Fees includes fees related to consulting on contracts and debt agreements.

Prior to engagement of our independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by the Board.

Nominating Committee

The Board has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The Board believes this is reasonable since the Company only recently commenced operations and members of the Company are permitted to make nominations based on the terms of the Company's Operating Agreement. Based upon the size of the Company and the Board's familiarity with the Company since inception, the Board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board;

•	Establish criteria and qualifications for membership to the Board;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board;

•	Recommend nominees to the Board for election or re-election.

The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members. The Board believes that this is appropriate since the Operating Agreement provides a procedure for the members to nominate a candidate to run for open director seats. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee.

The nominating committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each of our board members is independent within the definition of independence provided by NASDAQ Rule 5605(a)(2), with the exception of Charles Sand and Dallas Thompson because they are executive officers of the Company.

MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS

Member Proposals

In order to be considered for inclusion in our 2013 annual meeting proxy statement, member proposals must be submitted in writing to the Company by December 31, 2012 (120 days prior to the one year anniversary of the date of the mailing of the notice of electronic availability of this proxy statement). The Company suggests that proposals for the 2013 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2013 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than March 18, 2013 (45 days prior to the one year anniversary of the mailing of the notice of electronic availability of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2013 annual meeting by March 18, 2013, then the proxies appointed by the Company may vote on any such proposal in their discretion. In addition, if the Company has received notice of a member proposal intended to be submitted to the 2013 annual meeting by March 18, 2013, then the proxies appointed by the Company may vote on any such proposal in their discretion, but only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Director Nominations

Nominations for the election of directors at the 2013 Meeting may be made by any member entitled to vote generally in the election of directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Soy Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which would be approximately March 25, 2013 to April 22, 2013 (assuming a similar date is used for our 2013 annual member meeting that was used in 2012).

This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Soy Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of Soy Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee for director seats to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We did not engage in any related party transactions for the fiscal year ended October 31, 2011.

EXECUTIVE COMPENSATION

We do not currently have an executive compensation committee. The Board believes this is reasonable since the Company only recently commenced operations and none of the Company's executive officers receives any compensation, other than reimbursement of out of pocket expenses. The Board anticipates establishing an executive compensation committee in the future when the Company starts employing executive officers.

Summary Compensation Table

No compensation has been paid to Dallas Thompson or Charles Sand, our chief executive officer and our chief financial officer, respectively, during the past two years for their service to the Company. None of our other officers received compensation in excess of $100,000 since our inception. As of February 28, 2012, none of our directors or officers had any options, warrants, or other similar rights to purchase our securities.

Name and Position	Fiscal Year	All Other Compensation	Total Compensation
Charles Sand, CEO	2011	$—	$—
	2010	—	—
Dallas Thompson, CFO	2011	—	—
	2010	—	—

Compensation Discussion and Analysis

Mr. Sand and Mr. Thompson do not receive any compensation for their roles as chief executive officer and chief financial officer, respectively, but are reimbursed for out-of-pocket expenses related to service to the Company.

Compensation Committee Interlocks and Insider Participation

The entire Board currently acts as our compensation committee. Charles Sand and Dallas Thompson are executive officers of the Company. No member of the compensation committee is employed by or serving as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.

DIRECTOR COMPENSATION

          The table below shows the compensation paid to each of our directors for the fiscal year ended October 31, 2011.

Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
Charles Sand	2011	$—	$—	$—
Ron Wetherell	2011	—	—	—
Doug Lansink	2011	—	—	—
Dallas Thompson	2011	—	—	—
Darrell Downs	2011	—	—	—
Robert Engel (1)	2011	—	5,900	5,900
Charles Getting	2011	—	—	—
Daryl Haack	2011	—	—	—
Dave Langel	2011	—	—	—
Steve Leavitt	2011	—	—	—
Carol Reuter	2011	—	—	—

(1) Mr. Engel was paid for travel and temporary services at the Mason City biodiesel plant prior to the time when the general manager was engaged.

Reimbursement of Expenses

We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for all out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2011.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2011, accompanies this proxy statement.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (641) 421-7590; (ii) by written request to Soy Energy, LLC, 4172 19th Street SW, Mason City, IA 50401; (iii) by e-mail at soyenergy@soyenergyllc.com; or (iv) on our website at www.soyenergyllc.com on or before June 4, 2012, to facilitate timely delivery. The Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2011 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's Internet site (www.sec.gov).

Soy Energy, LLC 2012 Annual Meeting - Thursday, June 21, 2012
For Unit Holders as of April 25, 2012. Proxy Solicited on Behalf of the Board of Directors

Member Name:
Please Print Clearly
Telephone Number:
Mailing Address:
Units Owned on April 25, 2011:

PROPOSAL ONE: ELECTION OF TWO DIRECTORS

**You may vote for TWO (2) nominees**

Nominee	For	Withhold
Daryl Haack	☐	☐
Chuck Getting	☐	☐

By signing this proxy card, you appoint Darrell Downs and Dallas Thompson, jointly and severally, each with full power of substitution, as proxies to represent you at the 2012 Annual Meeting to be held on Thursday, June 21, 2012 at the MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035 and at any adjournment thereof, on any matters coming before the meeting. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company before 5:00 p.m. on Wednesday, June 20, 2012.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2012 Annual Meeting. If you do not mark any boxes, your units will be voted FOR the incumbents Daryl Haack and Chuck Getting. If you choose only one nominee, then the proxies will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate, your votes will not be counted with respect to the director candidate for whom you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting.

You may revoke your proxy by:

•	Voting in person at the 2012 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by Chuck Sand, Chairman of the Company's Board of Directors, at the Company's offices at 4172 19th Street SW, Mason City, IA 50401 by 5:00 p.m. on Wednesday, June 20, 2012; or

•	Giving personal or written notice of the revocation to the Company's Chairman, Chuck Sand, at the commencement of the 2012 Annual Meeting.

Signature:	Joint Owner Signature:
Print Name:	Print Name:
Date:	Date:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. JOINT OWNERS MUST BOTH SIGN.